News Release
For Immediate Release

Contact:  Thomas X. Geisel, President and Chief Executive Officer (856) 690-4329

Sun Bancorp, Inc. Reports Second Quarter 2012 Results

VINELAND, NJ – July 25, 2012 – Sun Bancorp, Inc. (NASDAQ: SNBC) reported today net income available to common shareholders of $1.3 million, or $0.02 per diluted share, for the quarter ended June 30, 2012, compared to a net loss available to common shareholders of $1.6 million, or a loss of $0.02 per diluted share, for the second quarter of 2011.

The following are key items and events that occurred during the second quarter of 2012:

•
Provision expense totaled $510 thousand as compared to $30.7 million in the first quarter of 2012. The allowance for loan losses equaled $51.4 million at quarter end, a decrease of $733 thousand from March 31, 2012, and an increase of $9.7 million from December 31, 2011. The allowance for loan losses equaled 2.29% of gross loans held for investment and 49.4% of non-performing loans as compared to 2.34% and 45.5% and 1.82% and 38.7%, respectively, at March 31, 2012 and December 31, 2011.

•
The net interest margin equaled 3.53% versus 3.48% in the linked quarter. The current quarter margin was influenced by higher fees received as a result of the Company's troubled asset disposition successes during the quarter.  Commercial loan production remained strong at $86 million during the second quarter versus $65 million in the linked quarter. The Company continues to aggressively seek opportunities to reduce its classified and non-performing loans and originate strong credits for the portfolio.

•
Non-interest income increased $2.0 million to $7.5 million as compared to the linked quarter primarily due to an increase of $1.1 million in gains on the sale of mortgage loans and gains of $430 thousand on the sale of investment securities. The Company’s enhancement of the residential mortgage platform has resulted in significant volume and fee increases as $139 million in residential mortgage loans were originated and $86 million sold during the second quarter as compared to $49 million and $30 million, respectively, in the linked quarter.

•
Non-interest expense increased $3.0 million from the linked quarter to $30.6 million. The current quarter included approximately $1.7 million in additional salary and benefit costs associated with the buildup of the mortgage platform as well as a $565 thousand mortgage recourse reserve. The Company also recorded $611 thousand in advertising expenses related to its Boomerang free checking campaign. This product has enabled us to differentiate ourselves from our competitors by offering a free checking product with choice, flexibility and cash back opportunities.

•
As previously announced, the Company closed three retail branches during the second quarter in order to create cost efficiencies and enhance the Company’s ability to streamline operations in the branch network.  These closures resulted in approximately $235 thousand in associated write-downs upon transfer of the properties to real estate owned.

•	Total risk-based capital was 14.48% at June 30, 2012, well above the regulatory required level.

“The combination of our steadfast focus to strengthen the balance sheet and capitalize on niche growth opportunities has enabled us to return to profitability in the second quarter,” said Thomas X. Geisel, Sun’s President and Chief Executive Officer. “We continue to see meaningful progress in the restoration of our loan portfolio, and new loan originations. We are encouraged by this progress and remain committed to the actions and decisions that reinforce Sun’s strength and success going forward.”

Discussion of Results:

Balance Sheet

● Total assets were $3.13 billion at June 30, 2012, as compared to $3.18 billion at December 31, 2011 and $3.21 billion at June 30, 2011.

● Gross loans held-for-investment were $2.24 billion at June 30, 2012, as compared to $2.29 billion at December 31, 2011 and $2.32 billion at June 30, 2011. This decrease is the result of paydowns generated from the implementation of the Company’s workout strategies as well as first quarter charge-off activity.

● Deposits decreased by $23.6 million from the linked quarter to $2.61 billion at June 30, 2012.  The Company experienced some run-off in its interest-bearing checking accounts due to planned rate reductions.

Net Interest Income and Margin

● On a tax equivalent basis, net interest income increased $215 thousand over the linked quarter to $25.1 million. The average yield on interest-earning assets increased one basis point over the linked quarter from 4.15% to 4.16%. The average cost of interest-bearing liabilities decreased four basis points to 0.80%. The net interest margin increased five basis points to 3.53% from 3.48% for the linked quarter, but decreased six basis points as compared to the same prior year quarter. The increase from the prior quarter is due to significant pre-payment fees received through the resolution of one credit relationship.  The margin variance from the prior year is due to the continuing pressures in the current interest rate environment.

Non-Interest Income

● Non-interest income was $7.5 million for the quarter ended June 30, 2012, an increase of $2.0 million from the linked quarter of $5.5 million and $2.5 million above the comparable prior year quarter of $5.0 million. The increase from the linked quarter was primarily attributable to an increase of $1.1 million in gains on the sale of mortgage loans and gains of $430 thousand on the sale of investment securities.  In addition, the linked quarter included a negative derivative credit value adjustment of $314 thousand.  The increase from the prior year period is due to an increase of $1.2 million in mortgage gains and a prior year derivative credit valuation adjustment of $3.6 million; offset by a decrease in investment gains of $2.0 million.

Non-Interest Expense

● The Company incurred $30.6 million of non-interest expense in the second quarter of 2012, an increase of $3.0 million over the linked quarter and an increase of $2.3 million from the comparable prior year quarter. Higher salary costs from the addition of new mortgage personnel and significantly increased volume was the primary driver of this increase. In addition, advertising expenses include $611 thousand in costs for the Company’s new Boomerang free consumer checking product. The Company also recorded $565 thousand in mortgage repurchase recourse reserves. The increase in non-interest expense from the prior year period is due primarily to additional salaries and benefits expense associated with the mortgage expansion in 2012.

Asset Quality

● The provision for loan losses for the first quarter was $510 thousand, as compared to $30.7 million in the linked quarter and $4.8 million in the comparable prior year quarter. The allowance for loan losses was $51.4 million at June 30, 2012, or 2.29% of gross loans held-for-investment, as compared to the allowance for loan losses to gross loans held-for-investment of 1.82% at December 31, 2011 and 2.52% at June 30, 2011.  Net charge-offs recorded in the current quarter were $1.2 million, or 0.06% of average loans, as compared to $20.2 million, or 0.89% of average loans for the linked quarter and $5.0 million, or 0.21% of average loans outstanding for the comparable prior year quarter.

● Total non-performing assets were $110.1 million, or 4.84% of total gross loans held-for-investment, loans held-for-sale and real estate owned at June 30, 2012, as compared to $118.8 million, or 5.27% and $143.5 million, or 6.13%, respectively, at March 31, 2012 and June 30, 2011. Non-performing loans decreased to $104.0 million at June 30, 2012 as compared to $114.6 million at March 31, 2012. This decrease is due primarily to paydowns which occurred during the second quarter  as a result of the successful implementation of the Company’s workout strategies.

Capital

● Stockholders’ equity totaled $284.8 million at June 30, 2012 compared to $309.1 million at December 31, 2011. The Company’s tangible equity to tangible assets ratio was 7.81% at June 30, 2012, as compared to 8.41% at December 31, 2011.  At June 30, 2012, the Company’s total risk-based capital ratio, Tier 1 capital ratio and leverage capital ratio were approximately 14.48%, 12.88%, and 10.45%, respectively.  At June 30, 2012, Sun National Bank’s total risk-based capital ratio, Tier 1 capital ratio and leverage capital ratio were approximately 13.76%, 12.50%, and 10.11%, respectively.

The Company will hold its regularly scheduled conference call on Thursday, July 26, 2012, at 11:00 a.m. (ET).  Participants may listen to the live web cast via the “Investor Relations” section of the Sun Bancorp, Inc. web site at www.sunnb.com.  Participants are advised to log on 10 minutes ahead of the scheduled start of the call.  An Internet-based replay will be available at the Web site for two weeks following the call.

Sun Bancorp, Inc. (Nasdaq: SNBC) is a $3.13 billion asset bank holding company headquartered in Vineland, New Jersey, with its executive offices located in Mt. Laurel, New Jersey. Its primary subsidiary is Sun National Bank, a full service commercial bank serving customers through more than 60 locations in New Jersey. Sun National Bank has been named one of Forbes Magazine's "Most Trustworthy Companies" for five years running.  The Bank is an Equal Housing Lender and its deposits are insured up to the legal maximum by the Federal Deposit Insurance Corporation (FDIC). For more information about Sun National Bank and Sun Bancorp, Inc., visit www.sunnb.com.

The foregoing material contains forward-looking statements concerning the financial condition, results of operations and business of the Company.  We caution that such statements are subject to a number of uncertainties and actual results could differ materially, and, therefore, readers should not place undue reliance on any forward-looking statements.  The Company does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Non-GAAP Financial Measures

This release references tax-equivalent interest income and non-operating income and expenses. Tax-equivalent interest income is a non-GAAP financial measure. Tax-equivalent interest income assumes a 35% marginal federal tax rate for all periods. The fully taxable equivalent adjustments for the three months ended June 30, 2012 and 2011 were $217 thousand and $368 thousand, respectively. The fully taxable equivalent adjustments for the six months ended June 30, 2012 and 2011 were $449 thousand and $777 thousand, respectively. The fully taxable equivalent adjustment for the three months ended March 31, 2012 was $233,000. Non-operating income (loss) is also a non-GAAP financial measure. Non-operating income (loss) includes impairment losses recognized on available for sale securities included in earnings. There were no non-operating income (loss) items for the three months ended June 30, 2012, March 31, 2012, December 31, 2011, September 30, 2011 and June 30, 2011. Non-operating loss during the six months ended June 30, 2011 was $250 thousand.

SUN BANCORP, INC. AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS (Unaudited)
(Dollars in thousands, except per share amounts)
For the Three Months Ended			For the Six Months Ended
June 30,			June 30,
	2012	2011	2012	2011
Profitability for the period:
Net interest income	$24,883	$26,492	$49,533	$51,618
Provision for loan losses	510	4,836	31,193	65,119
Non-interest income	7,527	4,993	13,046	894
Non-interest expense	30,587	28,244	58,151	56,026
Income (loss) before income taxes	1,313	(1,595)	(26,765)	(68,633)
Net income (loss)	1,313	(1,599)	(26,765)	(68,666)
Net income (loss) available to common shareholders	$1,313	$(1,599)	$(26,765)	$(68,666)

Financial ratios:
Return on average assets(1)	0.17%	(0.19)%	(1.71)%	(4.11)%
Return on average equity(1)	1.84%	(2.14)%	(17.90)%	(47.57)%
Return on average tangible equity(1),(2)	2.17%	(2.54)%	(21.01)%	(57.03)%
Net interest margin(1)	3.53%	3.59%	3.51%	3.43%
Efficiency ratio	94.38%	89.71%	92.92%	106.69%
Efficiency ratio, excluding non-operating income and non-operating expense(3)	94.38%	89.71%	92.92%	106.19%

Earnings (loss) per common share:
Basic	$0.02	$(0.02)	$(0.31)	$(1.01)
Diluted	$0.02	$(0.02)	$(0.31)	$(1.01)

Average equity to average assets	9.17%	9.11%	9.53%	8.64%
	June 30,		December 31,
	2012	2011	2011
At period-end:
Total assets	$3,133,484	$3,213,790	$3,183,916
Total deposits	2,608,034	2,723,676	2,667,977
Loans receivable, net of allowance for loan losses	2,193,492	2,258,279	2,249,455
Loans held-for-sale(4)	24,672	20,514	23,192
Investments	549,601	478,814	532,715
Borrowings	50,274	33,106	31,269
Junior subordinated debentures	92,786	92,786	92,786
Shareholders’ equity	284,768	298,819	309,083

Credit quality and capital ratios:
Allowance for loan losses to gross loans held-for-investment	2.29%	2.52%	1.82%
Non-performing assets to gross loans held-for-investment, loans held-for-sale and real estate owned	4.84%	6.13%	4.86%
Allowance for loan losses to non-performing loans held-for-investment	49.44%	45.25%	38.69%

Total capital (to risk-weighted assets):
Sun Bancorp, Inc.	14.48%	14.51%	15.22%
Sun National Bank	13.76%	12.97%	13.39%
Tier 1 capital (to risk-weighted assets):
Sun Bancorp, Inc.	12.88%	13.14%	13.96%
Sun National Bank	12.50%	11.71%	12.13%
Leverage ratio:
Sun Bancorp, Inc.	10.45%	10.47%	11.09%
Sun National Bank	10.11%	9.35%	9.64%

Book value per common share	$3.31	$3.60	$3.61
Tangible book value per common share	$2.81	$3.03	$3.08
(1) Amounts for the three and six months ended are annualized.
(2) Return on average tangible equity is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill.

(3) Efficiency ratio, excluding non-operating income and non-operating expense, is computed by dividing non-interest expense for the period by the summation of net interest income and non-interest income. Non-interest income for the six months ended June 30, 2011 excludes net impairment losses on available for sale securities of $250 thousand.

(4) Amount at June 30, 2011 includes $11.3 million of commercial real estate loans marked at fair value.

SUN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (Unaudited)
(Dollars in thousands, except par value amounts)
	June 30, 2012	December 31, 2011
ASSETS
Cash and due from banks	$75,235	$68,773
Interest-earning bank balances	40,656	51,049
Cash and cash equivalents	115,891	119,822
Investment securities available for sale (amortized cost of $529,237 and $514,488 at June 30, 2012 and December 31, 2011, respectively)	532,275	515,545
Investment securities held to maturity (estimated fair value of $984 and $1,413 at June 30, 2012 and December 31, 2011, respectively)	920	1,344
Loans receivable (net of allowance for loan losses of $51,394 and $41,667 at June 30, 2012 and December 31, 2011, respectively)	2,193,492	2,249,455
Loans held-for-sale	24,672	23,192
Restricted equity investments	16,654	15,826
Bank properties and equipment, net	52,121	54,756
Real estate owned	6,116	5,020
Accrued interest receivable	8,130	8,912
Goodwill	38,188	38,188
Intangible assets	5,104	6,947
Bank owned life insurance (BOLI)	75,881	74,871
Other assets	64,043	70,038
Total assets	$3,133,487	$3,183,916

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Deposits	$2,608,034	$2,667,977
Securities sold under agreements to repurchase – customers	5,454	5,668
Advances from the Federal Home Loan Bank of New York (FHLBNY)	2,080	2,733
Securities sold under agreements to repurchase – FHLBNY	35,000	15,000
Obligations under capital lease	7,740	7,868
Junior subordinated debentures	92,786	92,786
Deferred taxes, net	1.241	432
Other liabilities	96.384	82,369
Total liabilities	2,848,719	2,874,833

Shareholders’ equity:
Preferred stock, $1 par value, 1,000,000 shares authorized; none issued	-	-
Common stock, $1 par value, 100,000,000 shares authorized; 88,066,015 shares issued and 85,859,292 shares outstanding at June 30, 2012; 87,825,038 shares issued and 85,718,315 shares outstanding at December 31, 2011	88.073	87,825
Additional paid-in capital	505.577	504,508
Retained deficit	(284.285)	(257,520)
Accumulated other comprehensive income	1,797	625
Deferred compensation plan trust	(232)	(193)
Treasury stock at cost, 2,106,723 shares at June 30, 2012 and December 31, 2011	(26,162)	(26,162)
Total shareholders’ equity	284,768	309,083
Total liabilities and shareholders’ equity	$3,133,487	$3,183,916

SUN BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(Dollars in thousands, except per share amounts)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2012	2011	2012	2011
INTEREST INCOME
Interest and fees on loans	$26,202	$28,538	$52,406	$56,966
Interest on taxable investment securities	2,515	2,864	5,057	5,483
Interest on non-taxable investment securities	401	683	835	1,442
Dividends on restricted equity investments	284	220	511	463
Total interest income	29,402	32,305	58,809	64,354
INTEREST EXPENSE
Interest on deposits	3,447	4,808	7,131	10,398
Interest on funds borrowed	368	356	719	711
Interest on junior subordinated debentures	704	649	1,426	1,627
Total interest expense	4,519	5,813	9,276	12,736
Net interest income	24,883	26,492	49,533	51,618
PROVISION FOR LOAN LOSSES	510	4,836	31,193	65,119
Net Interest income (loss) after provision for loan losses	24,373	21,656	18,340	(13,501)
NON-INTEREST INCOME
Service charges on deposit accounts	2,730	2,702	5,398	5,252
Other service charges	80	88	153	174
Gain on sale of loans	1,865	708	2,581	1,633
Impairment losses on available for sale securities	-	-	-	(250)
Gain on sale of investment securities	430	2,421	430	1,408
Investment products income	748	1,010	1,180	1,898
BOLI income	492	560	1,009	1,106
Derivative credit valuation adjustment	(13)	(3,624)	(327)	(12,015)
Other	1,195	1,128	2,622	1,688
Total non-interest income	7,527	4,993	13,046	894
NON-INTEREST EXPENSE
Salaries and employee benefits	15,756	12,885	30,527	25,871
Occupancy expense	3,271	3,305	6,320	6,709
Equipment expense	1,763	1.903	3,528	3,585
Amortization of intangible assets	921	921	1,842	1,842
Data processing expense	1,106	1,111	2,162	2,176
Professional fees	757	1,215	1,236	1,980
Insurance expenses	1,464	1,261	2,943	3,274
Advertising expense	1,008	1,322	1,305	1,887
Problem loan expense	1,274	1,863	2,751	4,970
Real estate owned expense, net	490	635	571	630
Office supplies expense	328	324	647	669
Other	2,449	1,499	4,319	2,433
Total non-interest expense	30,587	28,244	58,151	56,026
INCOME (LOSS) BEFORE INCOME TAXES	1,313	(1,595)	(26,765)	(68,633)
INCOME TAX EXPENSE	-	4	-	33
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$1,313	$(1,599)	$(26,765)	$(68,666)

Basic earnings (loss) per share	$0.02	$(0.02)	$(0.31)	$(1.01)
Diluted earnings (loss) per share	$0.02	$(0.02)	$(0.31)	$(1.01)
Weighted average shares – basic	85,884,671	82,585,859	85,830,764	68,160,742
Weighted average shares - diluted	85,916,426	82,585,859	85,830,764	68,160,742

SUN BANCORP, INC. AND SUBSIDIARIES
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(Dollars in thousands)
	2012	2012	2011	2011	2011
	Q2	Q1	Q4	Q3	Q2
Balance sheet at quarter end:
Cash and cash equivalents	$115,891	$87,553	$119,822	$134,209	$192,645
Investment securities	549,849	576,457	532,715	557,380	478,814
Loans held-for-investment:
Commercial and industrial	1,794,830	1,820,054	1,878,026	1,899,231	1,905,628
Home equity	217,768	219,926	224,517	230,098	234,688
Second mortgage	36,429	38,815	41,470	45,030	47,920
Residential real estate	153,373	109,807	100,438	82,967	75,546
Other	42,486	36,952	46,671	49,077	52,825
Total gross loans held-for-investment	2,244,886	2,225,554	2,291,122	2,306,403	2,316,607
Allowance for loan losses	(51,394)	(52,127)	(41,667)	(55,227)	(58,328)
Net loans held-for-investment	2,193,492	2,173,427	2,249,455	2,251,176	2,258,279
Loans held-for-sale	24,672	25,034	23,192	20,868	20,514
Goodwill	38,188	38,188	38,188	38,188	38,188
Intangible assets	5,104	6,025	6,947	7,868	8,789
Total assets	3,133,487	3,113,269	3,183,916	3,236,219	3,213,790
Total deposits	2,608,034	2,631,652	2,667,977	2,727,650	2,723,676
Securities sold under agreements to repurchase - customers	5,454	5,870	5,668	6,026	6,743
Advances from FHLBNY	2,080	2,408	2,733	3,054	3,372
Securities sold under agreements to repurchase - FHLBNY	35,000	15,000	15,000	15,000	15,000
Obligations under capital lease	7,740	7,805	7,868	7,930	7,991
Junior subordinated debentures	92,786	92,786	92,786	92,786	92,786
Total shareholders' equity	284,768	283,163	309,083	308,055	298,819
Quarterly average balance sheet:
Loans(1):
Commercial and industrial	$1,815,704	$1,849,216	$1,910,635	$1,901,394	$1,936,621
Home equity	218,910	220,411	226,345	232,458	234,451
Second mortgage	38,545	41,346	44,600	47,844	50,257
Residential real estate	155,479	123,567	111,514	89,010	76,816
Other	34,765	41,733	46,248	49,361	52,831
Total gross loans	2,263,403	2,276,273	2,339,342	2,320,067	2,350,976
Securities and other interest-earning assets	583,788	580,349	602,485	616,679	643,808
Total interest-earning assets	2,847,191	2,856,622	2,941,827	2,936,746	2,994,784
Total assets	3,116,627	3,154,984	3,229,699	3,234,551	3,287,485
Non-interest-bearing demand deposits	493,707	487,088	536,558	528,505	491,235
Total deposits	2,604,083	2,621,736	2,706,772	2,716,542	2,774,767
Total interest-bearing liabilities	2,259,370	2,265,830	2,294,786	2,313,896	2,409,629
Total shareholders' equity	285,667	312,281	310,786	308,025	299,427
Capital and credit quality measures:
Total capital (to risk-weighted assets) (2):
Sun Bancorp, Inc.	14.48%	14.49%	15.22%	14.85%	14.51%
Sun National Bank	13.76%	13.77%	13.39%	13.07%	12.97%
Tier 1 capital (to risk-weighted assets) (2):
Sun Bancorp, Inc.	12.88%	12.86%	13.96%	13.59%	13.14%
Sun National Bank	12.50%	12.51%	12.13%	11.81%	11.71%
Leverage ratio:
Sun Bancorp, Inc.	10.45%	10.21%	11.09%	11.08%	10.47%
Sun National Bank	10.11%	9.93%	9.64%	9.64%	9.35%

Average equity to average assets	9.17%	9.91%	9.62%	9.52%	9.11%
Allowance for loan losses to total gross loans held-for-investment	2.29%	2.34%	1.82%	2.39%	2.52%
Non-performing assets to gross loans held-for-investment, loans held-for-sale and real estate owned	4.84%	5.27%	4.86%	6.04%	6.13%
Allowance for loan losses to non-performing loans held-for-investment	49.44%	45.52%	38.69%	42.23%	45.25%

Other data:
Net charge-offs	(1,243)	(20,223)	(20,386)	(5,809)	(5,006)
Non-performing assets:
Non-accrual loans	$79,696	$87,847	$89,656	$107,665	$113,806
Non-accrual loans held-for-sale	-	-	-	5,186	11,296
Troubled debt restructurings, non-accrual	24,256	26,674	17,875	22,353	15,090
Loans past due 90 days and accruing	-	74	154	744	-
Real estate owned, net	6,116	4,165	5,020	4,893	3,306
Total non-performing assets	110,068	118,760	112,705	140,841	143,498
(1) Average balances include non-accrual loans and loans held-for-sale (2) June 30, 2012 capital ratios are estimated, subject to regulatory filings.

SUN BANCORP, INC. AND SUBSIDIARIES
HISTORICAL TRENDS IN QUARTERLY FINANCIAL DATA (Unaudited)
(Dollars in thousands, except share and per share amounts)
	2012	2012	2011	2011	2011
	Q2	Q1	Q4	Q3	Q2
Profitability for the quarter:
Tax-equivalent interest income	$29,619	$29,641	$31,087	$31,802	$32,673
Interest expense	4,519	4,758	5,087	5,329	5,813
Tax-equivalent net interest income	25,098	24,883	26,000	26,473	26,860
Tax-equivalent adjustment	217	233	271	292	368
Provision for loan losses	510	30,683	6,826	2,321	4,836
Non-interest income (loss) excluding net impairment losses on available for sale securities	7,527	5,519	6,804	5,770	4,993
Non-interest expense excluding amortization of intangible assets	29,666	26,643	26,305	26,051	27,323
Amortization of intangible assets	921	921	921	922	921
Income (loss) before income taxes	1,313	(28,078)	(1,519)	2,657	(1,595)
Income tax (benefit) expense	-	-	-	(23)	4
Net income (loss)	1,313	(28,078)	(1,519)	2,680	(1,599)
Net income (loss) available to common shareholders	$1,313	$(28,078)	$(1,519)	$2,680	$(1,599)
Financial ratios:
Return on average assets (1)	0.17%	(3.56)%	(0.19)%	0.33%	(0.19)%
Return on average equity (1)	1.84%	(35.97)%	(1.96)%	3.48%	(2.14)%
Return on average tangible equity (1),(2)	2.17%	(41.97)%	(2.29)%	4.10%	(2.54)%
Net interest margin (1)	3.53%	3.48%	3.54%	3.61%	3.59%
Efficiency ratio	94.38%	91.37%	83.69%	84.42%	89.71%
Per share data:
Income (loss) per common share:
Basic	$0.02	$(0.34)	$(0.02)	$0.03	$(0.02)
Diluted	$0.02	$(0.34)	$(0.02)	$0.03	$(0.02)
Book value	$3.31	$3.30	$3.61	$3.60	$3.60
Tangible book value	$2.81	$2.78	$3.08	$3.06	$3.03
Average basic shares	85,884,671	85,776,858	85,587,878	84,429,644	82,585,859
Average diluted shares	85,916,426	85,776,858	85,587,878	84,538,449	82,585,859
Operating non-interest income (loss):
Service charges on deposit accounts	$2,730	$2,668	$2,799	$2,838	$2,702
Other service charges	80	73	71	85	88
Gain on sale of loans	1,865	716	906	708	708
Net gain on sale of available for sale securities	430	-	280	-	2,421
Investment products income	748	432	453	562	1,010
BOLI income	492	516	1,309	549	560
Derivative credit valuation adjustment	(13)	(314)	(214)	(309)	(3,624)
Other income	1,195	1,428	1,200	1,337	1,128
Total non-interest income	$7,527	$5,519	$6,804	5,770	$4,993
Operating non-interest expense:
Salaries and employee benefits	$15,756	$14,771	$13,011	$13,619	$12,885
Occupancy expense	3,271	3,049	3,643	3,021	3,305
Equipment expense	1,763	1,765	1,858	1,899	1,903
Data processing expense	1,106	1,056	1,118	1,058	1,111
Amortization of intangible assets	921	921	921	922	921
Insurance expense	1,464	1,479	1,433	1,479	1,261
Professional fees	757	479	412	879	1,215
Advertising expense	1,008	297	664	395	1,322
Problem loan costs	1,274	1,477	1,866	1,506	1,863
Real estate owned expense (income),net	490	81	108	448	635
Office supplies expense	328	319	323	315	324
Other expense	2,449	1,870	1,869	1,432	1,499
Total non-interest expense	$30,587	$27,564	$27,226	$26,973	$28,244

(1) Amounts are annualized.
(2) Return on average tangible equity is computed by dividing annualized net income for the period by average tangible equity. Average tangible equity equals average equity less average identifiable intangible assets and goodwill

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEETS (Unaudited)
(Dollars in thousands)
	For the Three Months Ended June 30,
	2012			2011
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost
Interest-earning assets:
Loans receivable (1),(2):
Commercial and industrial	$1,815,704	$21,123	4.65%	$1,936,621	$23,385	4.83%
Home equity	218,910	2,297	4.20	234,451	2,458	4.19
Second mortgage	38,545	550	5.71	50,257	734	5.84
Residential real estate	155,479	1,608	4.14	76,816	1,042	5.43
Other	34,765	624	7.18	52,831	919	6.96
Total loans receivable	2,263,403	26,202	4.63	2,350,976	28,538	4.86
Investment securities(3)	558,708	3,402	2.44	501,959	4,049	3.23
Interest-earning bank balances	25,080	15	0.24	141,849	86	0.24
Total interest-earning assets	2,847,191	29,619	4.16	2,994,784	32,673	4.36
Non-interest earning assets:
Cash and due from banks	72,472			75,200
Bank properties and equipment, net	53,164			54,065
Goodwill and intangible assets, net	43,745			47,431
Other assets	100,055			116,005
Total non-interest-earning assets	269,436			292,701
Total assets	$3,116,627			$3,287,485

Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$1,208,250	$1,146	0.38%	$1,321,341	$1,822	0.55%
Savings deposits	262,947	217	0.33	275,315	379	0.55
Time deposits	639,179	2,084	1.30	686,876	2,607	1.52
Total interest-bearing deposit accounts	2,110,376	3,447	0.65	2,283,532	4,808	0.84
Short-term borrowings:
Federal funds purchased	8,956	9	0.40	-	-	-
Securities sold under agreements to repurchase - customers	5,807	2	0.14	6,813	2	0.12
Long-term borrowings:
FHLBNY advances (4)	33,675	229	2.72	18,479	224	4.85
Obligations under capital lease	7,770	129	6.64	8,019	130	6.48
Junior subordinated debentures	92,786	703	3.04	92,786	649	2.80
Total borrowings	148,994	1,072	2.88	126,097	1,005	3.19
Total interest-bearing liabilities	2,259,370	4,521	0.80	2,409,629	5,813	0.96
Non-interest bearing liabilities:
Non-interest-bearing demand deposits	493,707			491,235
Other liabilities	77,883			87,194
Total non-interest bearing liabilities	571,590			578,429
Total liabilities	2,830,960			2,988,058
Shareholders' equity	285,667			299,427
Total liabilities and shareholders' equity	$3,116,627			$3,287,485

Net interest income		$25,098			$26,860
Interest rate spread (5)			3.36%			3.40%
Net interest margin (6)			3.53%			3.59%
Ratio of average interest-earning assets to average interest-bearing liabilities			126.02%			124.28%

(1) Average balances include non-accrual loans and loans held-for-sale.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3)  Interest earned on non-taxable investment securities is shown on a tax-equivalent basis assuming a 35% marginal federal tax rate for all periods. The fully taxable equivalent adjustments for the three months ended June 30, 2012 and 2011 were $217 thousand and $368 thousand, respectively.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEETS (Unaudited)
(Dollars in thousands)
	For the Six Months Ended June 30,
	2012			2011
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost
Interest-earning assets:
Loans receivable (1),(2):
Commercial and industrial	$1,832,460	$42,398	4.63%	$2,004,195	$46,537	4.64%
Home equity	219,661	4,542	4.41	235,203	5,008	4.26
Second mortgage	39,946	1,140	5.71	51,821	1,509	5.82
Residential real estate	139,523	2,984	4.28	75,247	2,048	5.44
Other	38,249	1,342	7.02	54,331	1,864	6.86
Total loans receivable	2,269,839	52,406	4.62	2,420,797	56,966	4.71
Investment securities (3)	554,603	6,821	2.46	486,366	7,983	3.28
Interest-earning bank balances	27,465	31	0.23	149,944	182	0.24
Total interest-earning assets	2,851,907	59,258	4.16	3,057,107	65,131	4.26
Non-interest earning assets:
Cash and due from banks	72,111			71,592
Bank properties and equipment, net	53,751			53,803
Goodwill and intangible assets, net	44,206			47,889
Other assets	113,720			110,127
Total non-interest-earning assets	283,788			283,411
Total assets	$3,135,695			$3,340,518

Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$1,229,970	$2,406	0.39%	$1,357,063	$4,000	0.59%
Savings deposits	262,575	446	0.34	276,356	806	0.58
Time deposits	629,967	4,280	1.36	719,383	5,592	1.55
Total interest-bearing deposit accounts	2,122,512	7,132	0.67	2,352,802	10,398	0.88
Short-term borrowings:
Federal funds purchased	7,665	14	0.37	-	-	-
Securities sold under agreements to repurchase - customers	6,238	4	0.13	6,938	5	0.14
Long-term borrowings:
FHLBNY advances (4)	25,597	443	3.46	18,635	442	4.74
Obligations under capital lease	7,802	259	6.64	8,049	264	6.56
Junior subordinated debentures	92,786	1,426	3.07	92,786	1,627	3.51
Total borrowings	140,088	2,146	3.06	126,408	2,338	3.70
Total interest-bearing liabilities	2,262,600	9,278	0.82	2,479,210	12,736	1.03
Non-interest bearing liabilities:
Non-interest-bearing demand deposits	490,398			486,446
Other liabilities	83,722			86,184
Total non-interest bearing liabilities	574,120			572,630
Total liabilities	2,836,720			3,051,840
Shareholders' equity	298,974			288,678
Total liabilities and shareholders' equity	$3,135,694			$3,340,518

Net interest income		$49,980			$52,395
Interest rate spread (5)			3.34%			3.23%
Net interest margin (6)			3.51%			3.43%
Ratio of average interest-earning assets to average interest-bearing liabilities			126.05%			123.31%

(1) Average balances include non-accrual loans and loans held-for-sale.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3)  Interest earned on non-taxable investment securities is shown on a tax-equivalent basis assuming a 35% marginal federal tax rate for all periods. The fully taxable equivalent adjustments for the six months ended June 30, 2012 and 2011 were $449 thousand and $777 thousand, respectively.

(4) Amounts include Advances from FHLBNY and Securities sold under agreements to repurchase - FHLBNY.
(5) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(6) Net interest margin represents net interest income as a percentage of average interest-earning assets.

SUN BANCORP, INC. AND SUBSIDIARIES
AVERAGE BALANCE SHEETS (Unaudited)
(Dollars in thousands)
	For the Three Months Ended
	June 30, 2012			December 31, 2011
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Cost	Balance	Expense	Cost
Interest-earning assets:
Loans receivable (1),(2):
Commercial and industrial	$1,815,704	$21,123	4.65%	$1,910,635	$22,542	4.72%
Home equity	218,910	2,297	4.20	226,345	2,348	4.15
Second mortgage	38,545	550	5.71	44,600	656	5.88
Residential real estate	155,479	1,608	4.14	111,514	1,338	4.80
Other	34,765	624	7.18	46,248	794	6.87
Total loans receivable	2,263,403	26,202	4.63	2,339,342	27,678	4.73
Investment securities (3)	558,708	3,402	2.44	548,355	3,375	2.46
Interest-earning bank balances	25,080	15	0.24	54,130	34	0.25
Total interest-earning assets	2,847,191	29,619	4.16	2,941,827	31,087	4.23
Non-interest earning assets:
Cash and due from banks	72,472			73,863
Bank properties and equipment, net	53,164			55,264
Goodwill and intangible assets, net	43,745			45,586
Other assets	100,055			113,159
Total non-interest-earning assets	269,436			287,872
Total assets	$3,116,627			$3,229,699

Interest-bearing liabilities:
Interest-bearing deposit accounts:
Interest-bearing demand deposits	$1,208,250	$1,146	0.38%	$1,271,991	1,435	0.45%
Savings deposits	262,947	217	0.33	265,115	285	0.43
Time deposits	639,179	2,084	1.30	633,108	2,321	1.47
Total interest-bearing deposit accounts	2,110,376	3,447	0.65	2,170,214	4,041	0.74
Short-term borrowings:
Federal funds purchased	8,956	9	0.40	141	-	-
Securities sold under agreements to repurchase - customers	5,807	2	0.14	5,906	1	0.07
Long-term borrowings:
FHLBNY advances (4)	33,675	229	2.72	17,842	219	4.91
Obligations under capital lease	7,770	129	6.64	7,897	131	6.64
Junior subordinated debentures	92,786	703	3.04	92,786	695	3.00
Total borrowings	148,994	1,072	2.88	124,572	1,046	3.36
Total interest-bearing liabilities	2,259,370	4,521	0.80	2,294,786	5,087	0.89
Non-interest bearing liabilities:
Non-interest-bearing demand deposits	493,707			536,558
Other liabilities	77,883			87,569
Total non-interest bearing liabilities	571,590			624,127
Total liabilities	2,830,960			2,918,913
Shareholders' equity	285,667			310,786
Total liabilities and shareholders' equity	$3,116,627			$3,229,699

Net interest income		$25,098			$26,000
Interest rate spread (5)			3.36%			3.34%
Net interest margin (6)			3.53%			3.54%
Ratio of average interest-earning assets to average interest-bearing liabilities			126.02%			128.20%

(1) Average balances include non-accrual loans and loans held-for-sale.
(2) Loan fees are included in interest income and the amount is not material for this analysis.
(3)  Interest earned on non-taxable investment securities is shown on a tax-equivalent basis assuming a 35% marginal federal tax rate for all periods. The fully taxable equivalent adjustments for the three months ended June 30, 2012 and December 31, 2011 were $217 thousand and $271 thousand, respectively.

(4) Amounts include Advances from FHLBNY and Securities sold under agreements to repurchase - FHLBNY.
(5) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(6) Net interest margin represents net interest income as a percentage of average interest-earning assets.